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                   FORM OF SOFTWARE SOURCE CODE LICENSE AGREEMENT

         THIS SOFTWARE SOURCE CODE LICENSE AGREEMENT ("License Agreement"), made this ___ day of ________, 1998, between DATA BUSINESS FORMS, LTD., a Canadian corporation ("Licensor"), and U.S. OFFICE PRODUCTS COMPANY, a Delaware corporation ("Licensee");

                              W I T N E S S E T H:

         For and in consideration of the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       Definitions

         The following definitions apply to this License Agreement:

         (a) "Software" means the computer program owned by Licensor or a subsidiary or affiliate of Licensor known as "Imagenet Document Manager".

         (b) "Source Code" means all or any part of the program listings used by Licensor or any subsidiary or affiliate of Licensor for the creation and execution of the Software as of the date of this Agreement, as described in Exhibit A.

         (c) "Derived Applications" mean executable binaries, developed in whole or in part by Licensee from the Source Code.

         (d) "Derived Applications Source Code" means all or any part of the program listing and other source materials for Derived Applications which are created or derived in whole or in part from the Software, the Source Code, any Derived Application or any other Derived Applications Source Code.

2.       License

         (a) Subject to the terms and conditions of this License Agreement, Licensor grants Licensee a non-transferable, nonexclusive license to use the Source Code for the sole purpose of developing and creating Derived Applications. Licensee shall hold and keep the Source Code in strictest confidence and disclose the Source Code to, and permit its use by, only those of its employees who (i) need to know and use the Source Code for such purpose, and
(ii) have been informed of and agreed to the restrictions on disclosure and use of the Source Code contained in this License Agreement.

         (b) Licensee shall own only the magnetic or other physical media on which the Source Code is recorded or fixed. Licensor retains all ownership rights in and to the Source Code and all copies of the Source Code, regardless of the form or media in or on which the original and such copies may subsequently exist. This license is not a sale of the Source Code or any copy thereof. Licensee acknowledges and agrees that it has no license or other rights, pursuant to this License Agreement or otherwise in or to the Software or (except as specifically provided in this License Agreement) the Source Code.


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         (c) Licensor has no obligation to provide to Licensee any revised, enhanced, improved, or updated versions of the Source Code. Licensee agrees to return to Licensor (or, at Licensor's direction, destroy) the original and all existing copies of the Source Code after receiving notice of Licensor's termination of this License Agreement.

         (d) Unless earlier terminated by Licensor in accordance with its terms, this License Agreement shall be deemed effective from the date Licensee receives all or any part of the Source Code and shall continue for so long as Licensee or any successor of Licensee continues to use or possess the Source Code and/or any Derived Applications.

3.       Restrictions on Use and Disclosure

         (a) Licensee shall use the Source Code for the purpose set forth in paragraph 2(a) above and for no other purpose, and shall at all times take all necessary steps to protect the Source Code and Derived Applications Source Code from distribution, theft or use contrary to the terms of this License Agreement. In extension, and not limitation, of this obligation:

                  (i) Licensee shall protect and safeguard the Source Code and Derived Applications Source Code in the same manner and to at least the same extent as Licensee protects and safeguards its own proprietary trade secret information, and take all additional measures and precautions requested by Licensor to maintain the secrecy of the Source Code and Derived Applications Source Code;

                  (ii) Licensee shall disseminate the Source Code within Licensee's organization only on a "need to know" basis, and only to the extent required for the permitted use of the Source Code specified in paragraph 2(a);

                  (iii) Licensee shall not disclose all or any part of the Source Code or any Derived Applications Source Code to any subsidiary or parent company or other affiliate of Licensee, or to any customer or potential customer, or to any other third party in any manner, without first obtaining the specific prior written consent of Licensor, which may be granted or withheld by Licensor in its sole discretion; and

                  (iv) Licensee shall be fully responsible for any loss or damage suffered by Licensor as a result of misuse or unauthorized disclosure of all or any part of the Source Code or any Derived Applications Source Code by Licensee or any party whose knowledge or possession of the same came from or through Licensee.

         (b) Upon receiving notice of any legal demand, request or requirement for disclosure of all or any part of the Source Code or any Derived Applications Source Code, Licensee shall: (i) immediately notify Licensor of the existence, terms and circumstances of such demand, request or requirements; (ii) consult with Licensor on the advisability of taking legally available steps to resist or narrow such demand, request or requirement; and (iii) assist Licensor in taking any such steps Licensor deems to be advisable. If any Source Code or Derived Applications Source Code must be disclosed as a result of any such demand, request or requirement, Licensee shall disclose only that portion of the same which it is advised by qualified legal counsel is legally required to be disclosed, and exert its best efforts to obtain written assurance acceptable to Licensor that confidential treatment will be accorded to the Source Code or Derived Applications Source Code disclosed.


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         (c) For a period of 30 months following the date hereof, Licensee shall not use or permit use of the Source Code or any Derived Applications or Derived Applications Source Code for the sale, distribution or management of business forms, envelopes, commercial printing or print-on-demand services (collectively, "Restricted Purposes"). During such 30-month period, Licensee may use the Source Code to develop Derived Applications for Restricted Purposes, but may not offer such Derived Applications to customers or otherwise use such Derived
Applications until after such 30-month period.

         (d) Licensee shall not duplicate, disassemble, decompile, or otherwise reverse engineer, or, other than the Derived Applications, create any derivative works from, the Source Code or Software or use or attempt to obtain any techniques, algorithms, processes, trade secrets, or proprietary information contained in the Source Code or Software.

         (e) Licensee shall own and retain all ownership rights in and to Derived Applications and Derived Applications Source Code, except for ownership rights in portions of the Source Code incorporated into or made part of Derived Applications Source Code, which shall at all times be and remain the sole property of Licensor or the subsidiary or affiliate of Licensor owning the Source Code. Except as aforesaid, Licensor acknowledges and agrees that it has no license or other rights, pursuant to this License Agreement or otherwise, in or to the Derived Applications or the Derived Applications Source Code. In no event shall Licensee incorporate any portion of the Software or Source Code into any Derived Application. Licensee shall ensure that all Derived Applications Source Code and media and packaging for it bears a legend acceptable to Licensor acknowledging use of the Source Code therein.

4.       Possession and Copying

         (a) Licensee agrees that the Source Code will only be displayed on, or used on, computers under the direct control and use of Licensee as specified on Exhibit B. Licensee agrees to keep the original and all backup copies of the Source Code in the possession or direct control of Licensee. Any backup copies made by Licensee shall be complete copies of the entire Source Code. Partial duplication or copying is not permitted.

         (b) Licensee agrees to place a label on the outside of the physical media containing backup copies showing the program name and Licensor's copyright and trademark notices, in the same form as they appear on the original Source Code media furnished by Licensor. All originals and copies of Derived Applications and Derived Applications Source Code shall be clearly labeled to indicate that they were created in whole or part from the Software and that certain portions of them are subject to Licensor's copyright and other proprietary rights.

         (c) Licensee shall (i) notify Licensor in writing of all copies made of the Source Code and by whom held and where used, and (ii) provide to Licensor a description of all Derived Applications and Derived Applications Source Code created from the Source Code, or any portion thereof.

         (d) Licensor shall have the right at all reasonable times to enter Licensee's facility and interview Licensee's officers and employees, for the purpose of verifying Licensee's compliance with this License Agreement, and Licensee shall provide access to its facilities and personnel, and otherwise cooperate fully with any efforts by Licensor to verify Licensee's compliance with this License Agreement.


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5.       Transfer or Reproduction

         Licensee shall not sublicense, rent, lease, transfer, reproduce, display or otherwise distribute the Source Code, or any portion thereof, except as specifically provided in this License Agreement. Licensee may not transfer any copy of the Source Code, or any portion thereof, to another person or entity outside of the Licensee's immediate organization, on either a permanent or a temporary basis. Licensee understands that unauthorized reproduction of copies of the Source Code or unauthorized transfer of any copy of the Source Code may subject Licensee to criminal and civil actions and liability, including, without limitation, suit for damages, injunctive relief, and attorney fees.

6.       Default

         Licensor shall be entitled to immediately terminate this License Agreement and all rights of Licensee herewith, in addition to all other rights and remedies at law or in equity it may have, said rights and remedies being cumulative, in the event Licensee (i) violates any provision of this License Agreement and such violation continues for a period of ten (10) days following the earlier of (A) Licensor providing Licensee written notice of such violation and of Licensor's intention to terminate in the event such violation is not remedied, or (B) Licensee or Licensee's employees having actual knowledge of such violation, or (ii) becomes insolvent or initiates or has initiated against it a bankruptcy or other insolvency proceeding.

7.       Price and Payment

         Licensee shall make payment to Licensor for the license and other rights granted to it by this License Agreement pursuant to the fees and payment `terms set forth on Exhibit C. In addition to license fees, Licensee shall pay all taxes (including but not limited to, sales, use, privilege, ad valorem and excise taxes, but excluding income taxes of Licensor) and duties paid or payable by Licensor , however designated, levied or based on amounts payable to Licensor, under this Agreement. Unless expressly modified in writing, all payments hereunder shall be made in U.S. dollars and shall be payable within thirty (30) days of the date due or receipt of any pertinent invoice. On any invoice not paid within such thirty (30) day period, Licensee shall pay a service charge accruing thereafter until the date of payment equal to the lesser of (i) the rate of eighteen percent (18%) per annum, or (ii) the maximum lawful interest rate applicable.

8.       Patent/Copyright Infringement

         If, as a result of any claim of infringement against any patent, copyright, license or other property right, Licensee is prohibited from using the Source Code, or if the Source Code becomes, or Licensor believes it is likely to become, the subject of a claim of infringement, Licensee shall cease use of the Source Code in its entirety and Licensor may, at Licensor's option, either (i) procure or offer Licensee the opportunity to procure the additional rights necessary to continue to use the Source Code for the purpose permitted by this License Agreement; (ii) offer to replace or modify the Source Code, at Licensor's cost and expense, so as to make it non-infringing; or (iii) terminate this License Agreement on thirty (30) days' written notice. Licensee shall notify Licensor promptly in writing of any claim or action of infringement of which it has knowledge. The foregoing states the entire liability of Licensor with respect to infringement of any copyrights, patents, licenses, trade secrets or other property rights relating to the Source Code.


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9.       Warranty Limitation and Disclaimer of Liability

         Licensor has no control over the conditions under which Licensee uses the Source Code and does not warrant the performance or results that may be obtained by its use. Licensor shall have no obligation to correct any deficiency. The parties understand and agree that this License Agreement does not include any upgrades, enhancements, updates, new versions or the like of the Source Code, or any obligation on the Licensor's part to perform any maintenance. LICENSEE ACCEPTS THE SOURCE CODE "AS IS" AND THERE ARE NO WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR OF TITLE OR AGAINST INFRINGEMENT OF PATENT, COPYRIGHT OR OTHER RIGHTS OF THIRD PARTIES. LICENSOR SHALL HAVE NO LIABILITY FOR SPECIAL, INDIRECT, DIRECT, CONSEQUENTIAL, EXEMPLARY, OR INCIDENTAL DAMAGES OR FOR ANY DAMAGES WHATSOEVER RESULTING FROM BREACH OF WARRANTY, LOSS OF USE, DATA OR PROFITS, OR FOR CLAIMS BY THIRD PARTIES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE USE OR PERFORMANCE OF THE SOFTWARE, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING ANY PROVISION IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL LICENSOR BE LIABLE FOR ANY BREACH OF THIS AGREEMENT OR NEGLIGENCE. Licensee shall indemnify and hold Licensor harmless against any claims, causes of action, damages, liabilities, or demands that stem from, or are related to, Licensee's use of the Source Code, and/or the use by Licensee or any third parties of any Derived Applications or Derived Applications Source Code.

10.      U.S. Government Rights

         If any Derived Application or Derived Applications Source Code, or any portion thereof, is acquired by or on behalf of the U.S. Government, Licensee shall assure that (i) it is so acquired as restricted computer software as defined at FAR 52.227-19(a), or as commercial computer software or commercial computer software documentation as defined at DFARS 252.227-7014(a); and (ii) it is acquired subject to the terms of this License Agreement and to the restrictions on use, duplication and disclosure as set forth in FAR 52.227-19(c)(1) and (2), DFARS 252.227-7202-3(a), or FAR 12.212, as applicable.

11.      Notices

         All communications or notices permitted or required to be given or served under this License Agreement shall be in writing, shall be delivered to the appropriate party's address as set forth below, and shall be deemed to have been duly given or served if delivered in person or within three (3) days of being deposited in the United States mail, certified mail, return receipt requested as follows:

                  If to Licensor:           Workflow Management, Inc.
                                            240 Royal Palm Way
                                            Palm Beach, Florida  33480
                                            (561) 659-6551
                                            Attn:   Claudia S. Amlie, Esq.
                                            Vice President and General Counsel


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                  If to Licensee:
                                            --------------------
                                            --------------------
                                            --------------------
                                            --------------------


12.      Arbitration

         Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, injunction or other provisional remedy or equitable relief to preserve the status quo or prevent irreparable harm pending the selection and confirmation of a panel of arbitrators, any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in Norfolk, Virginia in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court in the City of Norfolk, Virginia having jurisdiction thereof. Arbitration shall be conducted by a panel of three members. Licensor and Licensee each shall select one member and the third member, who shall be the chairman, shall be selected by agreement between the other two members. The chairman shall be an attorney at law, and the other members shall have a background or training in computer law, computer science or marketing of computer products. The arbitrators shall include in any award the prevailing party's reasonable attorneys' fees and costs, and the prevailing party in any legal action to enforce its rights under this or any other provision of this License Agreement shall likewise be entitled to recover its reasonable attorney's fees and costs from the other party.

13.      General Conditions

         This License Agreement shall be governed by, and construed in accordance with, the substantive laws of the Commonwealth of Virginia. Licensee and Licensor irrevocably submit to jurisdiction in, and agree that any action brought by Licensee arising out of this License Agreement shall be brought in, the Circuit Court or Federal District Court, as the case may be, in Norfolk, Virginia. The delay or failure of either party to enforce any of the provisions of this License Agreement shall not be construed to be a waiver of any right of that party. The termination of this License Agreement shall not affect the provisions of this License Agreement, which by their terms and meaning are of a continuing nature. This License Agreement sets forth the entire understanding and agreement between Licensor and Licensee with respect to its subject matter and merges any and all prior oral or written communications and agreements between them with respect to the Source Code. If any provision of this License Agreement shall be held illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect. Licensee may not assign or transfer any of its rights or obligations under this License Agreement without the express written consent of Licensor. This License Agreement shall be binding upon and inure to the benefit of Licensor and Licensee and their respective successors and permitted assigns. The paragraph headings in this License Agreement are for convenience only, form no part of this License Agreement, and do not affect its interpretation.


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         WITNESS the following signatures, thereunto duly authorized:

                                    LICENSOR:

                                    WORKFLOW MANAGEMENT, INC.,
                                    a Delaware corporation


                                    By:
                                       -----------------------------------------
                                    Its:

                                    LICENSEE:

                                    U.S. OFFICE PRODUCTS COMPANY,
                                    a Delaware corporation

                                    By:
                                       -----------------------------------------
                                    Its:


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